UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

Flint Hills Resources Houston Chemical, LLC

(formerly known as PL Propylene LLC and as successor by merger to PetroLogistics LP)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001- (Commission File Number)	20-8366084 (IRS Employer Identification No.)

4111 E. 37th St. North
Wichita, Kansas 67220-3203
(Address of principal executive office) (Zip Code)

(316) 828-5000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, on July 16, 2014, PetroLogistics LP, a Delaware limited partnership (“PetroLogistics”), completed its merger (the “Merger”) with FHR Propylene, LLC, a Delaware limited liability company (“FHR Propylene”) and subsidiary of Flint Hills Resources, LLC, a Delaware limited liability company (“New Parent”), with PetroLogistics surviving the Merger as an indirect subsidiary of New Parent.

Following the consummation of the Merger, New Parent effected an internal restructuring on July 16, 2014, pursuant to which the following transactions were consummated sequentially: (a) the merger (the “MLP Merger”) of PetroLogistics with and into PL Propylene LLC, a Delaware limited liability company and subsidiary of PetroLogistics (“PL Propylene” and, following the GP Merger (as defined below), “FHRHC”), pursuant to the Merger Agreement, dated as of July 16, 2014, by and between PetroLogistics and PL Propylene, and (b) the merger (the “GP Merger”) of PetroLogistics GP LLC, a Delaware limited liability company and the general partner of PetroLogistics (“General Partner”), with and into PL Propylene pursuant to the Merger Agreement, dated as of July 16, 2014, by and between General Partner and PL Propylene.  FHRHC survived the MLP Merger and the GP Merger and assumed all of PetroLogistics’ and General Partner’s obligations by operation of law, including obligations to file reports with the Securities and Exchange Commission (“SEC”).  All future SEC reporting obligations for PetroLogistics’ common units or voluntary reporting obligations for the Notes (as defined below) will be performed by FHRHC (CIK 0001577785).  Following the MLP Merger and the GP Merger, FHRHC is an indirect subsidiary of New Parent.

In connection with the MLP Merger and the GP Merger, on July 16, 2014, PL Propylene amended its certificate of formation to change its name to Flint Hills Resources Houston Chemical, LLC.  In addition, PetroLogistics Finance Corp., a Delaware corporation and subsidiary of FHRHC, amended its certificate of incorporation to change its name to FHR Houston Chemical Finance Corp. (“Finance Corp.”).

ITEM 1.01   Entry into a Material Definitive Agreement.

In connection with the MLP Merger and the GP Merger, FHRHC and Finance Corp. entered into a Supplemental Indenture, dated as of July 16, 2014 (the “Supplemental Indenture”), with Wells Fargo Bank, National Association, as trustee (the “Trustee”), to amend the Indenture, dated as of March 28, 2013 (the “Indenture”), among PetroLogistics and Finance Corp., as issuers, PL Propylene, as guarantor, and the Trustee, pursuant to which PetroLogistics and Finance Corp. issued $365.0 million in principal amount of their 6.25% Senior Notes due 2020 (the “Notes”).  Pursuant to the Supplemental Indenture, FHRHC, as the successor of PetroLogistics and the General Partner, assumed the obligations of PetroLogistics and the General Partner under the Indenture and the Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture which is attached hereto as Exhibit 4.1 and the contents thereof are incorporated herein by reference.

ITEM 3.03   Material Modifications to Rights of Security Holders.

The disclosure set forth above under the caption “Introductory Note” with respect to the MLP Merger and the GP Merger is incorporated into this Item 3.03 by reference.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the assumption by FHRHC of the obligations of PetroLogistics and the General Partner under the Indenture and the Notes is incorporated into this Item 3.03 by reference.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the completion of the MLP Merger and the GP Merger, Bradley J. Razook, Anthony J. Sementelli and David C. Dotson were appointed the members of the Board of Managers of FHRHC.  In addition, Mr. Razook was appointed President and Chief Executive Officer of FHRHC, Mr. Sementelli was appointed Chief Financial Officer of FHRHC and Mr. Dotson was appointed Chief Operating Officer of FHRHC.

The name, age and principal occupation of each of the executive officers are as follows:

Mr. Razook, age 51, President and Chief Executive Officer of New Parent;

Mr. Sementelli, age 51, Executive Vice President and Chief Financial Officer of New Parent; and

Mr. Dotson, age 47, Executive Vice President-Operations of New Parent.

Each of these individuals has been employed by an affiliate of Koch Industries, Inc. for more than five years.

ITEM 8.01   Other Events.

In connection with the Merger, FHR Propylene entered into a $290.0 million unsecured revolving credit facility as the borrower with the lenders party thereto and FHR Liquidity Holdings I, LLC (“FHR Liquidity”), as administrative agent (the “New Credit Facility”).  In connection with the Merger, PetroLogistics (as successor by merger to FHR Propylene) assumed the rights and obligations of FHR Propylene under the New Credit Facility.  In connection with the MLP Merger, FHRHC (as successor by merger to PetroLogistics) assumed the rights and obligations of PetroLogistics under the New Credit Facility.  The New Credit Facility matures on July 1, 2020.  The lender under the New Credit Facility is an affiliate of New Parent.  The New Credit Facility is pari passu in right of payment with the Notes.

The New Credit Facility accrues interest, at the election of the borrower, at an alternative base rate or based on LIBOR, in each case, plus an applicable margin.  In addition, the New Credit Facility also requires FHRHC to pay an unused commitment fee.  The New Credit Facility contains customary affirmative and negative covenants and events of default for financings of this type by investment grade borrowers.

In connection with the Merger, FHR Propylene received a contribution in the form of a $500.0 million demand note receivable with New Parent (the “Demand Note”), which is payable by the New Parent.  In connection with the Merger, PetroLogistics (as successor by merger to FHR Propylene) assumed the rights of FHR Propylene under the Demand Note.  In connection with the MLP Merger, FHRHC (as successor by merger to PetroLogistics) assumed the rights of PetroLogistics under the Demand Note.  FHRHC may call for repayment as needed to pay amounts due to holders of the Notes issued under the Indenture.  The New Parent must prepay the Demand Note in each of the following circumstances:

(1)   the Demand Note must be prepaid in an aggregate amount equal to any principal or interest payment that FHRHC fails to make on the Notes in accordance with the Indenture if such payment has not been made on the 20th day after FHRHC receives written notice under the Demand Note of such failure from the Trustee (any prepayment required as described in this clause (1) is referred to as a “Default Mandatory Prepayment”);

(2)   the Demand Note must be prepaid in full if a major casualty loss occurs and the New Parent elects not to repair or rebuild the Company’s operating facility; and

(3)   the Demand Note must be prepaid in the amount of any payment due on the Notes (whether principal, interest, make-whole premium or otherwise) if FHRHC requests such payment.

FHRHC must cause the proceeds of any such prepayment to be applied to the payment of the Notes (the “Note Application Requirement”).  The Trustee is a third party beneficiary of the Default Mandatory Prepayment and Note Application Requirement provisions of the Demand Note, entitled to enforce such provisions if FHRHC and the New Parent do not comply with the terms of such provisions.

In connection with the Merger, FHR Propylene entered into a master sales agreement (the “Master Sales Agreement”) with Flint Hills Resources, LP, an affiliate of the New Parent (“FHRLP”).  In connection with the Merger, PetroLogistics (as successor by merger to FHR Propylene) assumed the rights and obligations of FHR Propylene under the Master Sales Agreement.  In connection with the MLP Merger, FHRHC (as successor by merger to PetroLogistics) assumed the rights and obligations of PetroLogistics under the Master Sales Agreement.  The Master Sales Agreement effectively obligates FHRLP (1) to supply up to 75% of feedstock requirements of FHRHC or pay FHRHC for its lost production margin and (2) to purchase or pay for 100% of the propylene production of FHRHC, priced at the higher of (a) propylene market index price less $0.038 per pound or (b) the propane market index price plus $0.15 per pound.

The performance of FHRLP’s obligations under the Master Sales Agreement and the Master Services Agreement and the performance of FHR Liquidity’s obligations under the New Credit Facility are guaranteed by the New Parent pursuant to a separate agreement.

ITEM 9.01   Financial Statements and Exhibits.

Exhibit Index

Exhibit No	Description
4.1	First Supplemental Indenture, dated as of July 16, 2014, among Flint Hills Resources Houston Chemical, LLC, FHR Houston Chemical Finance Corp. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC
(formerly known as PL Propylene LLC and
as successor to PetroLogistics LP)

Dated: July 22, 2014
	By:	/s/ Alan D. Hallock
Name: Alan D. Hallock
Title: Secretary

SIGNATURE PAGE TO JULY 22, 2014 FORM 8-K